Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Software Announces Intent to Acquire Telerik

Will Add Leading UI Components to Progress Platform to Enable Developers to Offer Exceptional User Experiences

BEDFORD, MA, October 22, 2014 (BUSINESSWIRE) — Progress Software Corporation (NASDAQ: PRGS), today announced that it has entered into a definitive agreement to acquire privately held Telerik AD, a leading provider of application development tools, for $262.5 million. Telerik enables its 1.4 million strong developer community to create compelling user experiences across cloud, web, mobile and desktop applications. Telerik’s revenue for the last twelve months was over $60 million, with annual bookings growth of over 20%. Progress expects the addition of Telerik to be slightly accretive on a Non-GAAP basis in the first year following the acquisition.

The combination of Progress and Telerik will create a comprehensive cloud and on-premise platform offering that enables developers to rapidly create beautiful applications driven by data for any device or cloud. The combined offering will enable developers to create highly personalized user experiences, powerful applications and connections to multiple data sources without being limited by cloud or device.

"User experience is defining the way application software is being selected. Telerik’s strength is in helping developers create elegant, custom user interfaces for their cloud, web-based and on-premise applications,” said Phil Pead, Progress CEO. “Building applications today is truly complex. Developers also must deal with security, scaling, massive amounts of data and the ability to deploy on a large number of different devices. Together, Progress and Telerik can help to solve these issues so that developers can focus on building software that solves business problems.”

The combination of Progress and Telerik brings together two highly complementary companies, each a recognized leader in application development. More than 4 million users and 47,000 businesses in over 175 countries run applications on the Progress OpenEdge platform and database, and with its Pacific and Modulus platform, Progress offers an integrated cloud platform for developers to rapidly create applications on any cloud or on-premise infrastructure. Progress was recently positioned as a “Visionary” in Gartner’s Magic Quadrant for Enterprise Application Platform-as-a-Service (aPaaS).

For over 12 years, Telerik has been at the forefront of enabling developers at 450 of the Fortune 500 to deliver best-in-class web, desktop and mobile applications. Telerik offers a comprehensive suite of UI development tools and application life cycle management; a cloud-based platform, and a web content management system for creating and managing mobilized, enterprise websites. Telerik was positioned as a “Visionary” in both the Gartner Magic Quadrant for Mobile Application Development Platforms and for Integrated Software Quality Suites.

“We are extremely proud of the incredible achievements and momentum our employees, customers and partners have created for Telerik to date,” said Vassil Terziev, Co-CEO and Co-Founder of Telerik. “The acquisition by Progress will further strengthen our enterprise and cloud offerings, and will enable us to continue innovating and redefining modern application development. We expect this new chapter to dramatically expand our growth and to provide greater opportunities for Telerik and Progress customers, partners and employees.”

Mr. Pead concluded, “Telerik’s products and people are a great fit with Progress. Their success in growing their business using a primarily self-service, digital strategy, with a proven ability to draw developers to their website, will accelerate our overall growth strategy. With Telerik, Progress becomes a destination site for the largest developer population on the planet - ABL, .NET, Java, JavaScript, Node.js and Mobile - for developers to create captivating applications using their tools or ours, deployed on our platform anywhere.”

The acquisition is expected to close in early December, subject to obtaining regulatory consents and satisfaction of other customary closing conditions. Following the completion of the acquisition, the Telerik founders and key management will join Progress. Progress expects to fund a portion of the purchase price with debt, and the company will provide further details regarding the funding and debt structure after the transaction is closed.

Lazard Freres & Co LLC is serving as Telerik’s financial advisor with respect to the transaction.

Conference Call

Progress will hold a conference call on Wednesday, October 22, 2014 at 11:00 a.m. ET, which can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-888-205-6648, pass code 5833793. The conference call will include brief comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress Software website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress Software provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Progress Software believes that non-GAAP financial information is useful for an understanding of its ongoing operations and provides additional detail and an alternative method of assessing its operating results. Management uses non-GAAP financial information to compare the company's performance to that of prior periods for analysis of trends and for budget and planning purposes.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress Software has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

These statements are based on our current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual events to differ materially from those described in the forward-looking statements.  Reliance should not be placed on any such statements because of their very nature, they are subject to known and unknown risks and uncertainties and can be affected by factors that could cause them to differ materially from those expressed or implied in the forward-looking statements.  We can give no assurance that expectations will be attained.   Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the forward looking statements include: uncertainties as to the timing of the closing of Progress Software's acquisition of Telerik; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress Software's or Telerik’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; and uncertainties as to whether Telerik’s business will be successfully integrated with Progress Software's business. For further information regarding risks and uncertainties associated with Progress Software’s business, please refer to Progress Software’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2013. Progress Software undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Telerik AD

Telerik empowers its customers to create compelling app experiences across any screen. Their end-to-end platform uniquely combines industry-leading UI tools with cloud services to simplify the entire app development lifecycle. Telerik tools and services can be adopted individually or as a platform and seamlessly integrated with other popular developer solutions. More than 130,000 customers from 60,000 organizations in 94 countries depend on Telerik products, including more than 450 of the Fortune 500®, academic institutions, governments and non-profits. For additional information about Telerik, please visit telerik.com or follow @telerik on Twitter.

About Progress Software Corporation

Progress Software Corporation (NASDAQ: PRGS) is a global software company that simplifies the development, deployment and management of business applications on-premise or in the cloud, on any platform or device, to any data source, with enhanced performance, minimal IT complexity and low total cost of ownership. Progress Software can be reached at www.progress.com or 1-781-280-4000.

Progress is a trademark or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

Press Contacts:

Jill Adams     Erica Burns
Progress Software    Telerik, Inc
+1 781-280-4474        888.365.2779 #154
jiadams@progress.com    Erica.Burns@telerik.com

Rachel Godwin
Progress Software
+44 (0) 7785 285551
rachel.godwin@progress.com

Investor Relations Contact:

Brian Flanagan
Progress Software
+1 781-280-4817
flanagan@progress.com

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